UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 March 16, 2004
                                (Date of report)

                                ABLE ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   001-15035                     22-3520840
(State of Incorporation)     (Commission File Number)          (IRS Employer ID)

                               198 Green Pond Road
                               Rockaway, NJ 07866
                    (Address of principle executive offices)

                                 (973) 625-1012
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

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ITEM 5.  Other Events.

      On March 1, 2004, Able Energy, Inc. (the "Company"), Able Propane Co., LLC ("Able Propane"), Chris Westad, Timothy Harrington, Action Gas Propane Operations, LLC and Liberty Propane, L.P. executed an Asset Purchase Agreement for the sale of all of the assets of Able Propane. The assets included various size tanks and delivery trucks ("Assets"). The aggregate purchase price for the Assets was $4,400,000, which includes a $500,000 promissory note and $900,000 in future payments in consideration for non-compete agreements. The purchase price was determined by an arms length third party negotiation between the parties.

      For the fiscal year ended June 30, 2003, the Company's revenues from its propane business accounted for approximately 6.23% of total gross revenues. Attached as an Exhibit to this Form 8-K, we have included the Company's financial statements for the period ending December 31, 2003 as adjusted to reflect the sale of Able Propane's assets.

      The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copy of the transaction document attached as an exhibit to this Form 8-K.

      The Company issued a press release on March 3, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Number   Description

10.1     Asset Purchase Agreement, dated March 1, 2004
99.1     Press Release, dated March 3, 2004

SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        ABLE ENERGY, INC.

                                        By: /s/ Christopher Westad
                                           -------------------------------------
                                           Christopher Westad
                                           President

Dated: March 16, 2004